                                                                  Exhibit 23.2

                          CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2004, with respect to the financial statements of SSS Holdings Corporation Limited included in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-113495) and related Prospectus of Kanbay International, Inc. for the registration of 7,150,000 shares of its common stock.

                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP


Manchester, England

July 20, 2004